A/B EXCHANGE

                          REGISTRATION RIGHTS AGREEMENT


                           Dated as of April 28, 2000
                                  by and among


                                360networks inc.

               Donaldson, Lufkin & Jenrette Securities Corporation

                              Goldman, Sachs & Co.

                            Bear, Stearns & Co. Inc.

                              Chase Securities Inc.

                     Credit Suisse First Boston Corporation

                        Morgan Stanley & Co. Incorporated

                            Salomon Smith Barney Inc.

                       RBC Dominion Securities Corporation

                            TD Securities (USA) Inc.


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     This Registration Rights Agreement (this "Agreement") is made and entered into as of April 28, 2000, by and among 360networks inc., a corporation continuing under the laws of Nova Scotia, Canada (the "Company") and Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., Bear, Sterns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc., RBC Dominion Securities Corporation and TD Securities (USA) Inc. (each, an "Initial Purchaser" and, together, the "Initial Purchasers"), each of whom has agreed to purchase the Company's Euro 13% Series A Senior Notes due 2008 (the "Series A Euro Notes"), pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated April 20, 2000 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Euro Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated April 28, 2000, between the Company and HSBC Bank USA, as Trustee, relating to the Series A Euro Notes and the Series B Euro Notes (the "Indenture").

     The parties hereby agree as follows:

1    DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act: The Securities Act of 1933, as amended.

     Affiliate: As defined in Rule 144 of the Act.

     Affiliated Market Maker: A Broker-Dealer who is deemed to be an Affiliate of the Company.

     Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Business Day: Any day except a Saturday, Sunday or other day on which banks are authorized to close in (a) the City of New York or (b) the city of the corporate trust office of the Trustee.

     Certificated Securities: Definitive Notes, as defined in the Indenture.

     Closing Date: The date hereof.

     Commission: The Securities and Exchange Commission.



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     Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Euro Notes to be issued in the Exchange Offer as evidence of the same underlying indebtedness as the Series A Euro Notes, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to
Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Euro Notes in the same aggregate principal amount as the aggregate principal amount, and as evidence of the same underlying indebtedness, of Series A Euro Notes tendered by Holders thereof pursuant to the Exchange Offer.

     Consummation Deadline: As defined in Section 3(b) hereof.

     Effectiveness Deadline: As defined in Sections 3(a) and 4(a) hereof.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Offer: The exchange and issuance by the Company of a principal amount of Series B Euro Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Euro Notes, and as evidence of the same underlying indebtedness, that are tendered by such Holders in connection with such exchange and issuance.

     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Series A Euro Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and pursuant to Regulation S under the Act.

     Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

     Holders: As defined in Section 2 hereof.

     Person: An individual, partnership, corporation, trust, unincorporated organization or a government or agency or political subdivision thereof.

     Predecessor Division: The telecommunications division of Ledcor Inc.

     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Recommencement Date: As defined in Section 6(d) hereof.

     Registration Default: As defined in Section 5 hereof.



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     Registration Statement: Any registration statement of the Company relating to (a) an offering of Series B Euro Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Regulation S: Regulation S promulgated under the Act.

     Rule 144: Rule 144 promulgated under the Act.

     Series B Euro Notes: The Company's Euro 13% Series B Senior Notes due 2008 containing terms identical in all material respects to the Series A Euro Notes, and evidencing the same underlying indebtedness thereof (except that (a) interest thereon shall accrue from the last date on which interest was paid on the Series A Euro Notes or, if no such interest has been paid, from the date of their original issue and (b) the transfer restrictions thereon shall be eliminated to be issued pursuant to the Indenture: (i) in the Exchange Offer or
(ii) as contemplated by Section 4 hereof.

     Shelf Registration Statement: As defined in Section 4 hereof.

     Suspension Notice: As defined in Section 6(d) hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

     Transfer Restricted Securities: Each (A) Series A Euro Note, until the earliest to occur of (i) the date on which such Series A Euro Note is exchanged in the Exchange Offer for a Series B Euro Note, representing the same underlying indebtedness as the Series A Euro Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Series A Euro Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Series B Euro Notes as evidence of the same underlying indebtedness), (iii) the date on which such Series A Euro Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein) or (iv) the date on which such Series A Euro Note is distributed to the public pursuant to Rule 144 under the Act.

2    HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

3    REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable



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after the Closing Date, but in no event later than 90 days after the Closing
Date (such 90th day being the "Filing Deadline"), (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date (such 180th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Euro Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Euro Notes to be offered in exchange for the Series A Euro Notes that are Transfer Restricted Securities, as evidence of the same underlying indebtedness, and (ii) resales of Series B Euro Notes by Broker-Dealers that tendered into the Exchange Offer Series A Euro Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Euro Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

     (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Euro Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 210 days after the Closing Date (such 210th day being the "Consummation Deadline").

     (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Euro Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

     Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Euro Notes received by such Broker-Dealer in the Exchange Offer, as evidence of the same underlying indebtedness as the Series A Euro Notes, the Company



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shall permit the use of the Prospectus contained in the Exchange Offer
Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Euro Notes by Broker-Dealers, the Company agrees to use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year (excluding any Exchange Offer Blackout Period (as defined)) from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto; provided, further, that the Company may suspend the effectiveness of the Exchange Offer Registration Statement, in the event that, and for up to 2 periods of up to 30 consecutive days, but no more than an aggregate of 45 consecutive days (an "Exchange Offer Blackout Period") if,
(a)(i) an event occurs and is continuing as a result of which the Exchange Offer Registration Statement would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) if the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business operations or prospectus of the Company or (b) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed; provided, further, that the Company shall continue to pay Additional Interest, if any, during the Exchange Offer Blackout Period. Upon the occurrence of any such suspension, the Company will use its best efforts to reinstate effectiveness of such Exchange Offer Registration Statement as soon as practicable. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

4    SHELF REGISTRATION

     (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or Commission Policy (after the Company has complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Euro Notes acquired by it in the Exchange Offer, as evidence of the same underlying indebtedness as the Series A Euro Notes, to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Euro Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

     (x) cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above, (but no earlier than 90 days after the Closing Date) (such earlier date, which shall not be earlier than 90 days after the Closing Date, the "Filing Deadline"), a shelf registration statement



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pursuant to Rule 415 under the Act (which may be an amendment to the Exchange
Offer Registration Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Securities, and

     (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Filing Deadline for the Shelf Registration Statement (but no earlier than 210 days after the Closing Date) (such day being the "Effectiveness Deadline").

     If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause
(a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

     To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use its reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for as long as any Initial Purchaser is deemed to be an Affiliate of the Company, but in no event less than the shorter of (i) two years (excluding any Shelf Blackout period (as defined)) (as extended pursuant to Section 6(d)) following the Closing Date or (ii) the date on which all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto; provided, further, that the Company may suspend the effectiveness of a Shelf Registration Statement, in the event that, and for up to three periods of up to 45 consecutive days, but no more than an aggregate of 90 days during any 365 day period (a "Shelf Blackout Period") if, (a)(i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) if the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (b) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed; provided, however, that the Company shall not pay Additional Interest, during any such Shelf Blackout Period. Upon the occurrence of any such suspension, the Company will use its reasonable best efforts to reinstate effectiveness of such Shelf Registration Statement as soon as practicable.

     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary



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Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to additional interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

5    additional interest

     If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective (within five days of filing such post-effective amendment to such Registration Statement) (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby additional interest ("Additional Interest") which will accrue and be payable at the time interest is due on the Series A Euro Notes and the Series B Euro Notes (in addition to the stated interest on the Series A Euro Notes and the Series B Euro Notes) from and including the date such Registration Default occurs to, but not including, the date on which the applicable Registration Statement is filed or is declared effective, the Exchange Offer is consummated, or the applicable Registration Statement is again declared effective or made usable. During the time that Additional Interest is accruing continuously, the rate of such Additional Interest shall be 0.50% per annum during the first 90-day period and shall increase by 0.25% per annum for each subsequent 90-day period, but in no event shall such rate exceed 1.50% per annum in the aggregate regardless of the number of Registration Defaults. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest for such subsequent Registration Default shall initially be 0.50%, regardless of the Additional Interest rate in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

     All accrued Additional Interest shall be paid by the Company to the Holders entitled thereto in the same manner and on the same date as interest payments on the Notes, as more fully described in the Indenture. Notwithstanding the fact that any securities for which Additional Interest are due cease to be Transfer Restricted Securities, all obligations of the Company to pay Additional Interest with respect thereto shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

6    REGISTRATION PROCEDURES

     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall (x) comply with all applicable provisions of Section 6(c) below, (y) use its reasonable best efforts to effect such exchange and to permit the resale of Series B Euro Notes by Broker-Dealers that tendered in the Exchange Offer Series A Euro Notes that such Broker-Dealer



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

acquired for its own account as a result of its market making activities or other trading activities (other than Series A Euro Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

          (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities (unless in the reasonable opinion of counsel to the Company, the filing of such no-action letter is not appropriate). The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision.

          (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Euro Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Euro Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Series B Euro Notes shall acknowledge and agree that, if the resales are of Series B Euro Notes obtained by such Holder in exchange for, and as evidence of the same underlying indebtedness as, Series A Euro Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
     1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by
     Item 507 or 508, as applicable, of Regulation S-K.

          (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that



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     the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5,
     1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Series B Euro Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Euro Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Euro Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall:

          (ii) comply with all the provisions of Section 6(c) below and use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof, and

          (iii) issue, upon the request of any Holder or purchaser of Series A Euro Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Euro Notes having an aggregate principal amount equal to, and representing the same underling indebtedness as, the aggregate principal amount of Series A Euro Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Series B Euro Notes on the Shelf Registration Statement for this purpose and issue the Series B Euro Notes to the purchasers of securities subject to the Shelf Registration Statement in the names as such purchasers shall designate.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

          (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period



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

     specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise each selling Holder and each Initial Purchaser who is required to deliver a prospectus in connection with sales or market making activities ( an "Affiliated Market Maker") promptly and, if requested by such Person, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state



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

     securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) subject to Section 6(c)(i), if any fact or event contemplated by
     Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) furnish to each selling Holder and each Affiliated Market Maker, in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Persons shall reasonably object within five Business Days after the receipt thereof. Such Person shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

          (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder and each Affiliated Market Maker in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Persons may reasonably request; provided, however, that such Persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (a) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (b) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of such Prospectus), (c) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (d) such information becomes available to such

     Persons from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by such Person to be bound by a confidentiality agreement; provided, further, that the foregoing investigation shall be coordinated on behalf of such Persons by one representative designated by and on behalf of such Persons and any such confidential information shall be available from such representative to such Persons so long as any Person agrees to be bound by such confidentiality agreement;

          (vii) make available, at reasonable times, for inspection by each selling Holder and each Affiliated Market Maker and any attorney or accountant retained by such Persons, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested in writing by any such Person, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

          (viii) if requested by any selling Holders in connection with such sale or any Affiliated Market Maker, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Persons may reasonably request in writing to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix) furnish to each selling Holder in connection with such sale and each Affiliated Market Maker, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each selling Holder and each Affiliated Market Maker, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each Person in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto and all market making activities of such Affiliated Market Maker, as the case may be;

          (xi) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested in writing by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, and also in connection with market making activities by any Affiliated Market Maker, the Company shall:

               (A) upon written request of any selling Holder or any Affiliated Market Maker, furnish (or in the case of paragraphs (2) and (3), use its reasonable best efforts to cause to be furnished) to each Person, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                    (1) a certificate, dated such date, signed on behalf of the
               Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 6(z), 9(a) and 9(b) of the Purchase Agreement and such other similar matters as such Persons may reasonably request;

                    (2) an opinion, dated the date of Consummation of the
               Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in Section 9(e) of the Purchase Agreement and such other matters as such Holder may reasonably request, and including, without limitation, the paragraph relating to Section 10b-5 under the Exchange Act; and

                    (3) On the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as applicable, customary comfort letters, dated the date of Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the independent accountants of the Company and the Predecessor Division, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(j) of the Purchase Agreement; and

               (B) deliver such other documents and certificates as may be reasonably requested in writing by the such Persons to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (xi);

          (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may reasonably request in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted

     Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request in writing at least two Business Days prior to such sale of Transfer Restricted Securities;

          (xiv) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

          (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

          (xvii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

          (xviii) provide promptly to each Holder and each Affiliated Market Maker, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act, unless already provided.

     (d) Restrictions on Holders. Each Holder and each Affiliated Market Maker agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Person will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Person has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or
(ii) such Person is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Person receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Person's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Person's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

7    REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and Blue Sky or securities laws of any states or relevant foreign jurisdictions; (iii) all expenses of printing (including printing certificates for the Series B Euro Notes to be issued in the Exchange Offer, as evidence of the same underlying indebtedness as the Series A Euro Notes, and printing of Prospectuses whether for exchanges, sales, market making or otherwise), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Series B Euro Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and
(vi) all fees and disbursements of independent certified public accountants of the Company and the Predecessor Division (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Transfer Restricted Securities.

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Series A Euro Notes in the Exchange Offer and/or selling or reselling Series A Euro Notes or Series B Euro Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel with respect to matters of U.S. law and one counsel with respect to matters of Canadian law, who shall be Latham & Watkins and Osler, Hoskin & Harcourt LLP, respectively, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

8    INDEMNIFICATION

     (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Euro Notes or registered Series A Euro Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus, shall not inure to the benefit of any such person who failed to deliver a Prospectus (so long as the Prospectus was provided by the Company to such person in the requisite quantity and on a timely basis to permit proper delivery) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus.

     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in Section 8(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys with respect to matters of U.S. law and one separate firm of attorneys with respect to matters of Canadian law (in each case, in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of
(i) the amount paid by such Holder for such Transfer Restricted Securities and
(ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

     (e) The Company agrees that the indemnity and contribution provisions of this Section 8 shall apply to Affiliated Market Makers to the same extent, on the same conditions, as it applies to Holders.

9    RULE 144A and RULE 144

     For so long as any Notes remain outstanding, the Company shall furnish to the Holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the SEC and furnish to the Holders and the Trustee (i) within 140 days after the end of each fiscal year, annual reports on Form 20-F or 40-F, as applicable (or any successor form), containing the information required to be contained therein (or required in such successor form) and (ii) (a) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q or (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) which, regardless of applicable requirements, shall, at a minimum, contain a "Management's Discussion and Analysis of Financial Condition and Results of Operations."

10   submission to jurisdiction; appointment of agent for service

     To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any federal or state court the Borough of Manhattan in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Company is subject) by a suit upon such judgment, provided that service of process is effected upon the Company in the manner specified herein. The Company hereby irrevocably designates and appoints CT Corporation System (the "Process Agent"), as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to the Initial Purchasers that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that, to the extent permitted by law, service of process upon the Process Agent and written notice of said service to the Company mailed by prepaid registered first class mail at its address specified in Section 12 of this Agreement, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Initial Purchaser or Affiliated Market Maker or any person controlling such Initial Purchaser or Affiliated Market Maker or any Indemnified Holder to serve process in any other manner permitted by law. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company has any outstanding obligations under this Agreement. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of their obligations under this Agreement, to the extent permitted by law.

     The provisions of this Section 10 shall survive any termination of this Agreement, in whole or in part.

11   obligation currency

     The obligation of the parties to make payments hereunder is in U.S. Euros (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement.

12   MISCELLANEOUS

     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders or Affiliated Market Makers for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder or Affiliated Market Maker may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except for the rights granted pursuant to the Registration Rights Agreement dated December 23, 1998, among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities
(USA) Inc., the Registration Rights Agreement dated July 28, 1999, among the Company, Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, Salomon Smith Barney Inc. and TD Securities (USA) Inc. and the Dollar Registration Rights Agreement dated April 26, 2000, among the Company and the initial purchasers listed thereto, the

Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

     (d) Third Party Beneficiary. The Holders and Affiliated Market Makers shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders and Affiliated Market Makers hereunder.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii) if to the Company:

               360networks inc.
               1510-1066 West Hastings Street
               Vancouver, BC Canada V6E 3X1
               Telecopier No.:  (604) 681-6822
               Attention:  Secretary

               with a copy to:

               Cahill Gordon & Reindel
               80 Pine Street
               New York, New York 10005
               Telecopier No.:  (212) 269-5420

               Attention:  Roger Andrus, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to Donaldson, Lufkin & Jenrette Securities Corporation, on behalf of the Initial Purchasers (in the form attached hereto as Exhibit A) and shall be addressed to: Attention: Louise Guarneri (Compliance Department), 277 Park Avenue, New York, New York 10172.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                  360networks inc.


                                  By:
                                       ---------------------------------------
                                       Name:
                                       Title:



DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
SALOMON SMITH BARNEY INC.
RBC DOMINION SECURITIES CORPORATION
TD SECURITIES (USA) INC.

By:  DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,
      as representative of the several underwriters

By:
     ----------------------------------------------------
     Name:
     Title:

                                    EXHIBIT A

                               NOTICE OF FILING OF
                    A/B EXCHANGE OFFER REGISTRATION STATEMENT


To:      Donaldson, Lufkin & Jenrette Securities Corporation
         277 Park Avenue
         New York, New York  10172
         Attention:  Louise Guarneri (Compliance Department)
         Fax: (212) 892-7272

From:    360networks inc.
         __% Senior Euro Notes due 2008
         __% Senior Euro Notes due 2010

Date: _____, 2000

         For your information only (NO ACTION REQUIRED):

         Today, ______, 2000, we filed [an A/B Exchange Registration Statement/a Shelf Registration Statement] with the Securities and Exchange Commission. We currently expect this registration statement to be declared effective within __ Business Days of the date hereof.




                                      A-1